Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into the Registration Statement Nos. 333-237970 and 333-237971 filed on Form F-3, as amended, of our report dated March 24, 2022, relating to the consolidated financial statements of SFL Corporation Ltd. and subsidiaries (the “Company”) and the effectiveness of the Company's internal controls over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
March 24, 2022